Exhibit 99.1

Brooks Automation Reports Results of First Quarter of Fiscal 2021, Ended December 31, 2020, and Announces Quarterly Cash Dividend

Strong Revenue Growth and Margin Expansion Year Over Year In Both Life Sciences and Semiconductor Solutions

CHELMSFORD, Mass., February 2, 2021 (PR Newswire) -- Brooks Automation, Inc. (Nasdaq: BRKS) today reported financial results for the first fiscal quarter of 2021, ended December 31, 2020.

Financial Results Summary

	Quarter Ended
Dollars in millions, except per share data	December 31,	September 30,	December 31,	Change vs.
	2020	2020	2019	Prior Qtr	Prior Year
Revenue	$250	$246	$210	1%	19%
Semiconductor Solutions	$131	$138	$119	(5)%	11%
Life Sciences	$118	$108	$92	9%	29%

Diluted EPS Continuing Operations	$0.36	$0.39	$0.18	(7)%	103%
Diluted EPS Total	$0.35	$0.39	$0.18	(11)%	98%

Non-GAAP Diluted EPS Continuing Operations	$0.47	$0.47	$0.23	1%	108%

Adjusted EBITDA	$58	$54	$32	7%	81%

Management Comments

“We are very pleased with the results of our first quarter of 2021 as we continued our trajectory of strong profitable growth,” commented Steve Schwartz, president and CEO. “Our life sciences business had another exceptional quarter, driven by both product and services offerings. Semiconductor remains robust and is poised to accelerate in the second quarter given a healthy order backlog and market tailwinds.”

Summary of GAAP Results

First Quarter, Fiscal 2021

●	Revenue for the first quarter was $250 million, up 19% year over year, supported by growth in both Life Sciences and Semiconductor Solutions. Diluted EPS from continuing operations was $0.36 per share compared to $0.18 per share in the first quarter of 2020.
●	Life Sciences revenue of $118 million grew 29% year over year. Year-over-year organic growth was 32%. Life Sciences Products grew 53% year over year, and Life Sciences Services grew 17%. Life Sciences Services increased 28%, excluding the effect of the recent exit of the RUCDR alliance.
●	Semiconductor Solutions revenue was $131 million, an increase of 11% year over year.
●	GAAP operating income was $31 million, compared to $11 million in the first quarter of 2020. GAAP operating margin was 12.4%, up 730 basis points year over year.

Summary of Non-GAAP Results for Continuing Operations

First Quarter, Fiscal 2021

●	Diluted EPS for the first quarter was $0.47, up 108% year over year.
●	Operating income was $44 million, an increase of 99% year over year, and operating margin was 17.5%, up 710 basis points year over year. Gross margin of 46.3% was up 470 basis points year over year and was the primary contributor to the operating margin improvement. Year-over-year gross margin expansion in both Life Sciences and Semiconductor Solutions drove this improvement.
●	Life Sciences operating margin was 18.8%, up from 6.5% in the prior year. The year-over-year improvement was driven by gross margin of 50.2%, up 590 basis points year over year. An additional 640 basis points improvement came from the leverage of operating expense which grew only 7% to support the 29% revenue growth. The 590 basis point year-over-year improvement in Life Sciences gross margin was driven by the Products business, up 310 basis points, and the Services business, up 790 basis points. The favorable mix effect of unwinding the RUCDR alliance agreement drove 210 basis points of the total Life Sciences business gross margin improvement while 380 basis points of the increase was due to performance improvement.
●	Semiconductor Solutions operating margin was 16.4%, an increase of 380 basis points from the prior year. Gross margin was 42.8%, up 320 basis points year over year, primarily driven by growth and favorable mix in vacuum robots compared to the prior year.
●	Adjusted EBITDA was $58 million, up 81% from the first quarter of 2020 and 7% sequentially.

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Cash and Liquidity

●	Cash flow from operations was $44 million for the quarter, an increase of $18 million year over year.
●	The Company ended the first fiscal quarter of 2021 with a total balance of cash, cash equivalents, restricted cash, and marketable securities of $323 million. With total debt of $50 million, net cash was $272 million.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on March 26, 2021 to stockholders of record on March 5, 2021. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Second Quarter Fiscal 2021

The Company announced revenue and earnings guidance for the second quarter of fiscal 2021. Revenue is expected to be in the range of $267 million to $283 million and non-GAAP diluted earnings per share is expected to be in the range of $0.48 to $0.57. GAAP diluted earnings per share for the second fiscal quarter is expected to be in the range of $0.33 to $0.42

Conference Call and Webcast

Brooks management will webcast its first quarter earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.investorroom.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 800-734-8583 (US & Canada only) or +1-212-231-2904 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analysis provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, and our ability to deliver financial success in the future. Factors that could cause results to differ from our expectations include the following: the impact of the COVID-19 global pandemic on the markets we serve, including our supply chain, and on the global economy generally, the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

About Brooks Automation
Brooks (Nasdaq: BRKS) is a leading provider of life science sample-based solutions and semiconductor manufacturing solutions worldwide. The Company's Life Sciences business provides a full suite of reliable cold-chain sample management solutions and genomic services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Brooks Life Sciences' GENEWIZ division is a leading provider of gene sequencing and gene synthesis services. With over 40 years as a partner to the semiconductor manufacturing industry, Brooks is a provider of industry-leading precision vacuum robotics, integrated automation systems and contamination control solutions to the world's leading semiconductor chip makers and equipment manufacturers. Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia. For more information, visit www.brooks.com.

BROOKS INVESTOR CONTACTS:

Sara Silverman

Director of Investor Relations

Brooks Automation

978.262.2635

sara.silverman@brooks.com

Sherry Dinsmore

Brooks Automation

978.262.4301

sherry.dinsmore@brooks.com

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended
	December 31,
	2020	2019
Revenue
Products	$159,616	$131,862
Services	89,887	78,638
Total revenue	249,503	210,500
Cost of revenue
Products	91,503	79,971
Services	44,872	45,543
Total cost of revenue	136,375	125,514
Gross profit	113,128	84,986
Operating expenses
Research and development	16,083	14,401
Selling, general and administrative	66,030	59,343
Restructuring charges	87	576
Total operating expenses	82,200	74,320
Operating income	30,928	10,666
Interest income	76	699
Interest expense	(556)	(737)
Other income (expenses), net	1,329	(417)
Income before income taxes	31,777	10,211
Income tax benefit	4,770	(2,963)
Income from continuing operations	27,007	13,174
Loss from discontinued operations, net of tax	(979)	(117)
Net income	$26,028	$13,057
Basic net income per share:
Income from continuing operations	$0.35	$0.18
Loss from discontinued operations, net of tax	(0.01)	(0.00)
Basic net income per share	$0.35	$0.18
Diluted net income per share:
Income from continuing operations	$0.36	$0.18
Loss from discontinued operations, net of tax	(0.01)	(0.00)
Diluted net income per share	$0.35	$0.18

Weighted average shares outstanding used in computing net income per share:
Basic	74,021	72,972
Diluted	74,283	73,645

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	December 31,	September 30,
	2020	2020

Assets
Current assets
Cash and cash equivalents	$308,517	$295,649
Marketable securities	55	67
Accounts receivable, net	196,679	188,291
Inventories	123,917	114,834
Prepaid expenses and other current assets	45,988	50,612
Total current assets	675,156	649,453
Property, plant and equipment, net	126,947	117,665
Long-term marketable securities	3,410	3,101
Long-term deferred tax assets	4,765	4,979
Goodwill	512,989	501,536
Intangible assets, net	219,866	218,325
Other assets	71,599	64,066
Total assets	$1,614,732	$1,559,125
Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$414	$827
Accounts payable	67,811	61,758
Deferred revenue	35,661	31,357
Accrued warranty and retrofit costs	8,228	8,201
Accrued compensation and benefits	31,693	43,267
Accrued restructuring costs	106	181
Accrued income taxes payable	15,972	10,094
Accrued expenses and other current liabilities	65,885	55,433
Total current liabilities	225,770	211,118
Long-term debt	49,629	49,588
Long-term tax reserves	19,458	19,168
Long-term deferred tax liabilities	15,132	17,798
Long-term pension liabilities	6,741	6,406
Long-term operating lease liabilities	34,173	31,855
Other long-term liabilities	11,675	9,578
Total liabilities	362,578	345,511
Stockholders' Equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 87,672,132 shares issued and 74,210,263 shares outstanding at December 31, 2020, 87,293,710 shares issued and 73,831,841 shares outstanding at September 30, 2020	877	873
Additional paid-in capital	1,949,556	1,942,850
Accumulated other comprehensive income	35,145	21,919
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(532,468)	(551,072)
Total stockholders' equity	1,252,154	1,213,614
Total liabilities and stockholders' equity	$1,614,732	$1,559,125

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Three Months Ended
	December 31,
	2020	2019
Cash flows from operating activities
Net income	$26,028	$13,057
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,746	16,477
Stock-based compensation	6,710	4,410
Amortization of premium on marketable securities and deferred financing costs	56	67
Deferred income taxes	(4,960)	(8,183)
Other gains on disposals of assets	1	126
Adjustment to the gain on divestiture, net of tax	948	319
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(4,504)	1,503
Inventories	(6,307)	(4,335)
Prepaid expenses and current assets	28,945	6,120
Accounts payable	5,727	5,255
Deferred revenue	3,186	(720)
Accrued warranty and retrofit costs	(185)	221
Accrued compensation and tax withholdings	(12,307)	(5,755)
Accrued restructuring costs	(75)	(203)
Accrued expenses and current liabilities	(15,279)	(2,616)
Net cash provided by operating activities	43,730	25,743
Cash flows from investing activities
Purchases of property, plant and equipment	(15,227)	(9,614)
Purchases of marketable securities	(4)	(10,742)
Maturities of marketable securities	—	33,584
Acquisitions, net of cash acquired	(15,061)	—
Net cash (used in) provided by investing activities	(30,292)	13,228
Cash flows from financing activities
Principal payments on debt	(414)	(414)
Payments of finance leases	(319)	(319)
Common stock dividends paid	(7,424)	(7,369)
Net cash used in financing activities	(8,157)	(8,102)
Effects of exchange rate changes on cash and cash equivalents	11,250	2,808
Net increase in cash and cash equivalents	16,531	33,677
Cash, cash equivalents and restricted cash, beginning of period	302,526	305,171
Cash and cash equivalents and restricted cash, end of period	$319,057	$338,848

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$308,517	$335,319
Short-term restricted cash included in prepaid expenses and other current assets	3,571	3,529
Long-term restricted cash included in other assets	6,969	—
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$319,057	$338,848

Notes on Non-GAAP Financial Measures:

These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	December 31, 2020		September 30, 2020		December 31, 2019
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
Net income from continuing operations	$27,007	$0.36	$28,973	$0.39	$13,174	$0.18
Adjustments:
Amortization of intangible assets	9,745	0.13	10,442	0.14	10,584	0.14
Restructuring charges	87	0.00	241	0.00	576	0.01
Merger costs	2,991	0.04	19	0.00	195	0.00
Tax adjustments (1)	(1,999)	(0.03)	(800)	(0.01)	(5,230)	(0.07)
Tax effect of adjustments	(2,880)	(0.04)	(4,369)	(0.06)	(2,662)	(0.04)
Non-GAAP adjusted net income from continuing operations	$34,951	$0.47	$34,506	$0.47	$16,637	$0.23
Stock based compensation, pre-tax	6,710	0.09	3,969	0.05	4,410	0.06
Tax rate	15%	—	15%	—	15%	—
Stock-based compensation, net of tax	5,704	0.08	3,374	0.05	3,749	0.05
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$40,655	$0.55	$37,880	$0.51	$20,386	$0.28

Shares used in computing non-GAAP diluted net income per share	—	74,283	—	74,004	—	73,645

(1)	The Company elected to apply the tax benefit related to the stock compensation windfall realized in the quarters ended December 31, 2020 and 2019 to the non-GAAP full year tax rate. The Company elected to exclude a deferred tax benefit realized in the three month period ended December 31, 2019 related to the extension of the 15 percent tax rate incentive in China.

	Quarter Ended
	December 31,	September 30,	December 31,
Dollars in thousands	2020	2020	2019
GAAP net income	$26,028	$28,973	$13,057
Adjustments:
Less: Loss (income) from discontinued operations	979	—	117
Less: Interest income	(76)	16	(699)
Add: Interest expense	556	679	737
Add: Income tax benefit	4,770	4,380	(2,963)
Add: Depreciation	6,001	5,295	5,891
Add: Amortization of completed technology	2,389	2,813	2,674
Add: Amortization of customer relationships and acquired intangible assets	7,356	7,629	7,910
Earnings before interest, taxes, depreciation and amortization	$48,003	$49,785	$26,724

	Quarter Ended
	December 31,	September 30,	December 31,
Dollars in thousands	2020	2020	2019
Earnings before interest, taxes, depreciation and amortization	$48,003	$49,785	$26,724
Adjustments:
Add: Stock-based compensation	6,710	3,969	4,410
Add: Restructuring charges	87	240	576
Add: Merger costs	2,991	19	195
Adjusted earnings before interest, taxes, depreciation and amortization	$57,791	$54,013	$31,905

	Quarter Ended
Dollars in thousands	December 31, 2020		September 30, 2020		December 31, 2019
GAAP gross profit/margin percentage	$113,128	45.3%	$111,969	45.5%	$84,986	40.4%
Adjustments:
Amortization of completed technology	2,389	1.0	2,813	1.1	2,674	1.3
Non-GAAP adjusted gross profit/gross margin percentage	$115,517	46.3%	$114,782	46.6%	$87,660	41.6%

	Brooks Semiconductor Solutions Group
	Quarter Ended
Dollars in thousands	December 31, 2020		September 30, 2020		December 31, 2019
GAAP gross profit/margin percentage	$55,789	42.5%	$59,435	43.1%	$46,300	39.0%
Adjustments:
Amortization of completed technology	384	0.3	736	0.5	732	0.6
Non-GAAP adjusted gross profit/margin percentage	$56,173	42.8%	$60,171	43.6%	$47,032	39.6%

	Brooks Life Sciences Products						Brooks Life Sciences Services
	Quarter Ended						Quarter Ended
Dollars in thousands	December 31, 2020		September 30, 2020		December 31, 2019		December 31, 2020		September 30, 2020		December 31, 2019
GAAP gross profit/margin percentage	$20,531	45.1%	$16,701	43.2%	$12,378	41.6%	$36,810	50.7%	$35,832	51.5%	$26,308	42.5%
Adjustments:
Amortization of completed technology	273	0.6	293	0.8	292	1.0	1,732	2.4	1,784	2.6	1,650	2.7
Non-GAAP adjusted gross profit/margin percentage	$20,804	45.7%	$16,994	44.0%	$12,670	42.6%	$38,542	53.1%	$37,616	54.0%	$27,958	45.1%

	Brooks Life Sciences Total
	Quarter Ended
Dollars in thousands	December 31, 2020		September 30, 2020		December 31, 2019
GAAP gross profit/margin percentage	$57,341	48.5%	$52,533	48.5%	$38,686	42.1%
Adjustments:
Amortization of completed technology	2,005	1.7	2,077	1.9	1,942	2.1
Non-GAAP adjusted gross profit/margin percentage	$59,346	50.2%	$54,610	50.5%	$40,628	44.3%

	Brooks Semiconductor Solutions Group			Brooks Life Sciences Products			Brooks Life Sciences Services			Brooks Life Sciences Total
	Quarter Ended			Quarter Ended			Quarter Ended			Quarter Ended
	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Sept 30,	Dec 31,
Dollars in thousands	2020	2020	2019	2020	2020	2019	2020	2020	2019	2020	2020	2019
GAAP operating profit	$21,154	$27,094	$14,268	$7,669	$4,072	$69	$12,579	$11,353	$3,963	$20,248	$15,425	$4,032
Adjustments:
Amortization of completed technology	384	736	732	273	293	292	1,732	1,784	1,650	2,005	2,077	1,942
Non-GAAP adjusted operating profit	$21,538	$27,830	$15,000	$7,942	$4,365	$361	$14,311	$13,137	$5,613	$22,253	$17,502	$5,974

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Sept 30,	Dec 31,
Dollars in thousands	2020	2020	2019	2020	2020	2019	2020	2020	2019
GAAP operating profit (loss)	$41,402	$42,519	$18,300	$(10,474)	$(8,398)	$(7,634)	$30,928	$34,121	$10,666
Adjustments:
Amortization of completed technology	2,389	2,813	2,674	—	—	—	2,389	2,813	2,674
Amortization of customer relationships and acquired intangible assets	—	—	—	7,356	7,629	7,910	7,356	7,629	7,910
Restructuring charges	—	—	—	87	241	576	87	241	576
Merger costs	—	—	—	2,991	19	195	2,991	19	195
Non-GAAP adjusted operating profit (loss)	$43,791	$45,332	$20,974	$(40)	$(509)	$1,047	$43,751	$44,823	$22,021